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                     NEWS RELEASE  NEWS RELEASE  NEWS RELEASE

For information, contact: Tom Gelston, Director Investor Relations at (203) 222-5943

                    TEREX TO PRESENT AT AEM / MORGAN STANLEY
                              INVESTORS CONFERENCE

     WESTPORT, CT, March 14, 2005 - TEREX Corporation (NYSE: TEX) today announced that it will participate in the AEM / Morgan Stanley Investors Conference at CONEXPO-CON/AGG 2005 at the Las Vegas Convention Center in Las Vegas, Nevada on Thursday, March 17, 2005. The meeting will include a presentation at 11:30 AM PST in room N 209 by Ronald DeFeo, Chairman and Chief Executive Officer.

     The slide presentation from the conference can be accessed beginning Thursday, March 17, 2005 on the TEREX Corporation website, www.terex.com under the Investors section.

     The presentation may contain forward-looking information based on TEREX's current expectations. Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond TEREX's control, include among others:
TEREX's business is highly cyclical and weak general economic conditions may affect the sales of its products and its financial results; the sensitivity of construction, infrastructure and mining activity and products produced for the military to interest rates and government spending; the ability to successfully integrate acquired businesses; the retention of key management personnel; TEREX's businesses are very competitive and may be affected by pricing, product initiatives and other actions taken by competitors; the effects of changes in laws and regulations; TEREX's business is international in nature and is subject to changes in exchange rates between currencies, as well as international politics; TEREX's continued access to capital and ability to obtain parts and components from suppliers on a timely basis at competitive prices; the financial condition of suppliers and customers, and their continued access to capital; TEREX'S ability to timely manufacture and deliver products to customers; TEREX's significant amount of debt and its need to comply with restrictive covenants contained in TEREX's debt agreements; TEREX's ability to file its periodic reports with the SEC on a timely basis; TEREX's ability to ensure that all intercompany transactions will be properly recorded; compliance with applicable environmental laws and regulations; and other factors, risks, uncertainties more specifically set forth in TEREX's public filings with the SEC. In addition, until the previously announced review by TEREX of its accounts is concluded, no assurance can be given with respect to the financial statement adjustments, impacts and periods resulting from such review, nor can there be assurance that additional adjustments to the financial statements will not be identified. Actual events or the actual future results of TEREX may differ materially from any forward looking statement due to those and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of the presentation. TEREX expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in the presentation to reflect any changes in TEREX's expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

     Terex Corporation is a diversified global manufacturer with 2004 net sales of approximately $5.0 billion. Terex operates in five business segments: Terex Construction, Terex Cranes, Terex Aerial Work Platforms, Terex Materials Processing & Mining, and Terex Roadbuilding, Utility Products and Other. Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, quarrying, recycling, surface mining, shipping, transportation, refining, utility and maintenance industries. Terex offers a complete line of financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. More information on Terex can be found at www.terex.com.

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                                Terex Corporation
           500 Post Road East, Suite 320, Westport, Connecticut 06880
          Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com